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                                    KEYCORP
                     SHORT TERM INCENTIVE COMPENSATION PLAN

         KeyCorp (the "Corporation") hereby establishes this Short Term Incentive Compensation Plan for the purpose of providing an incentive to selected key officers of the Corporation and its subsidiaries.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         For the purposes hereof, the following words and phrases shall have the meanings indicated:

         1. A "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of any Incentive Compensation Award for which the Participant is eligible at the time of the Participant's death or the remaining balance of the Deferred Compensation Account in the event of the death of the Participant prior to receipt by such Participant of the entire amount credited to the Participant's Deferred Compensation Account.

         2. The "Committee" shall mean the Compensation and Organization Committee of the Board of Directors of the Corporation, or another Committee of the Board of Directors hereafter succeeding to the responsibilities currently performed by the Compensation and Organization Committee.

         3. A "Deferred Compensation Account" shall mean the bookkeeping account on which the amount of the Incentive Compensation Award that is deferred, pursuant to Section 4 of Article II, shall be recorded and on which interest shall be credited in accordance with the Plan.

         4. An "Incentive Compensation Award" shall mean the incentive which may be paid to a Participant pursuant to the Plan for any calendar year.


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         5.      "Market Point" shall mean for any Participant for any calendar year the market point (as determined under the Corporation's salary administration program) of such Participant's job grade at the end of the calendar year; provided, however, that if, from and after July 1, 1994, the Corporation changes such Participant's job grade during any such calendar year or such Participant is promoted, transferred, or otherwise moves into a different job grade during such calendar year, then such Market Point shall be calculated on a pro rata basis for each of the periods in which such job grades were in effect for such participant.

         6. A "Participant" shall mean a senior officer of the Corporation or one of its subsidiaries who is selected by the Committee to participate in the Plan.

         7. The "Plan" shall mean this Short Term Incentive Compensation Plan, together with all amendments hereto.

         8. "Plan Year" shall mean each calendar year for which the Plan remains in existence.

         9. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 80 percent or more of the issued and outstanding stock is owned by the Corporation or by a Subsidiary of the Corporation.

         10. The "Target Incentive Compensation Pool" shall mean the aggregate amount, as determined in accordance with Article II of the Plan, of the aggregate individual target bonuses of Participants.

         11. "Target Pool Percentage" shall mean the percentage determined pursuant to Article II, Section 2 below that will be used to establish the aggregate amount available for incentive compensation awards.





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                                   ARTICLE II

                         INCENTIVE COMPENSATION AWARDS
                         -----------------------------

         1. PARTICIPATION. Annually, the Committee shall select the Participants in the Plan for the Plan Year. In general, the selection will be made prior to the beginning of each Plan Year or as soon thereafter as is reasonably possible; in addition, such selection may be made at any time during a Plan Year in the case of a newly hired employee or an employee that receives a new position. Not in limitation of the foregoing, the Committee shall have the authority to designate at the beginning of a Plan Year, or as soon thereafter as is reasonably possible, employees in selected job grades as Participants, including any employee that may later be hired or promoted into any such job grade during the Plan Year, without further action on behalf on the Committee. Participants shall be notified of their selection in writing. In the event that employees are determined to be participants by job grade, the Chief Executive Officer, or his designee, may select additional eligible employees for Plan Participation notwithstanding their job grade. Employees otherwise eligible for participation because of their job grade shall be excluded if they are participants in business unit or similar incentive compensation plans.

         2. INCENTIVE COMPENSATION POOL. As soon as practical after the end of each Plan Year, the Committee shall determine the Target Pool Percentage (not to exceed 200%) to be applied to the Target Incentive Compensation Pool to establish the maximum aggregate amount to be distributed as Incentive Compensation Awards. The guidelines for determining the percentage shall be determined by the Committee prior to the Plan Year or as soon thereafter as is reasonably possible.





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         Such individual target bonuses for persons selected to be in the Plan are as follows:

         Incentive                         Salary                       Target Bonus As a
           Group                           Grades                       Percent of Market Point
         ---------                         ------                       -----------------------
               I                             95-96                               50%
              II                             94                                  45%
             III                             92-93                               40%
              IV                             90-91                               35%
               V                             89                                  30%
              VI                             88                                  25%
             VII                             87                                  20%
            VIII                             85-86                               15%
              IX                             84 and below                        10%

Target bonuses for Participants who are eligible for part of the Plan Year or whose incentive group assignment changed during the Plan Year will be calculated on a pro rata basis for both the period of each incentive group assignment and the period during the Plan Year in which the Participant was an Eligible Employee. In the event that an individual whose job does not have an assigned salary grade is approved for participation in the Plan, the Chief Executive Officer, or his designee, is authorized to select a Target Bonus percentage for such individual and base the calculation of Target Bonus and other calculations under this Plan on such individual's base salary.

         3. INCENTIVE COMPENSATION AWARDS. The Committee will determine the amount of the Incentive Compensation Award for each Participant. No Incentive Compensation Award may exceed the Participant's target bonus for the Plan Year multiplied by the greater of (a) two hundred percent (200%) or (b) one hundred fifty percent (150%) of the Target Pool Percentage. The Committee may determine that a Participant shall receive no Incentive Compensation Award for the Plan Year. Ordinarily, Incentive Compensation Awards shall be made only to Participants who are actively employed at the end of the Plan Year; however, Participants who retire or become disabled during a Plan Year, or the Beneficiary(s) or estate of a Participant





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whose death occurs during a plan year shall be entitled to, on a pro rata basis
(for the period of time the Participant was in the Plan for the Plan Year) the lesser of (i) the Participant's Target Bonus or (ii) the Participant's Target Bonus times the Target Pool Percentage if the Committee determines a Target
Pool Percentage of less than 100%.

         4. PAYMENT OF INCENTIVE COMPENSATION AWARD. A Participant who desires to defer payment of all or a portion of the Participant's Incentive Compensation Award for any Plan Year must complete and deliver an election agreement to the Corporation no later than December 31 of the year prior to the Plan Year or as soon thereafter as is reasonably possible; provided, however, that if a person becomes a Participant during a Plan Year, such election must be filed within thirty (30) days after the Participant is selected as a Participant. Such election shall be irrevocable. Amounts deferred shall be credited to the Deferred Compensation Account, and amounts paid in cash shall be paid on or prior to March 15 of the year following the Plan Year. If a Participant elects to defer payment of all or a portion of the Incentive Compensation Award, the Corporation shall establish a Deferred Compensation Account, and payment of the amounts reflected therein shall be in accordance with Article II, Section 6.

         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to authorize payment or credit to a Deferred Compensation Account, whichever the Participants shall have selected, of all or a portion of all Incentive Compensation Awards prior to the end of the Plan Year, and if a portion, the Corporation shall pay or credit, whichever the Participants shall have selected, the remaining portion of the Award on or prior to March 15 of the year following the Plan Year.

         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of all Incentive Compensation Awards due to any Plan Participant if the Committee determines that, based on the Corporation's estimated financial results, the Corporation





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would be denied a deduction for federal income tax purposes for such Award or the portion thereof by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, if the Award or the portion thereof were not so deferred. Such deferred Incentive Compensation Awards, or the portion thereof, shall be treated as Incentive Compensation deferred under Section 5 below and shall be payable to the Participant at such time as the Committee, in its sole discretion, determines that such Award, or the portion thereof, would be so deductible, but not later than thirty (30) days following the fiscal year in which the Participant terminates employment with the Corporation and its subsidiaries.

         It is the intention of the Corporation and the Participants that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         5. DEFERRED COMPENSATION ACCOUNT. The amount of any Incentive Compensation Award that is deferred shall be treated as if it were set aside in a Deferred Compensation Account on the date the Incentive Compensation Award would otherwise have been paid in cash to the Participant.

         The balance of such Deferred Compensation Account shall be credited with interest computed quarterly (based on calendar quarters) on the lowest balance of the Deferred Compensation Account during each calendar quarter. The interest credited to the Account shall be at a rate equal to 50 basis points higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the most recent calendar month, as published by Moody's Investor Service, Inc. (or any successor published thereto), or, if such index is no longer published, a substantially similar index selected by the Committee.

         6. PAYMENT OF DEFERRED COMPENSATION ACCOUNT. Payment of the Deferred Compensation Account shall be made in accordance with the election made by the Participant.





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         Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the making of payment of all or any portion of the amount of the Deferred Compensation Account to a Participant in the case of any of the following events:

         (a) An "unforeseeable emergency" of the Participant, which shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the individual if such withdrawal were not permitted. The amount of the withdrawal that is permitted under this subparagraph (a) is limited to the amount necessary to meet such emergency.

         (b) Upon the written request of a Participant, provided that (i) the Committee determines that such withdrawal would not be adverse to the best interests of the Corporation, (ii) the Participant forfeits an amount equal to 10% of the amount requested, and (iii) the Participant is disqualified from deferring the next Incentive Compensation Award for which the Participant would be eligible to defer under this Plan.

         (c) Upon the written request of a Participant, provided that (i) the Participant agrees to apply all of the net distributed amount (after reduction for applicable payroll taxes) to purchase the Corporation's Common Shares through the exercise of stock options or otherwise, (ii) the Participant agrees to hold the Corporation's Common Shares so purchased for a period of time determined by the Committee, which period shall terminate no earlier than the Participant's termination of employment with the Corporation and any Subsidiary, and (iii) the Participant agrees to such other limitations, restrictions, and potential penalties as determined by Committee to be applicable in connection with the distribution.

         7. DEATH OF PARTICIPANT. In the event of the death of a Participant prior to receipt by such participant of the entire amount of the Participant's Deferred Compensation Account, such amount shall be paid to the Beneficiary or Beneficiaries designated in writing by the Participant; in the event there is more than one Beneficiary, such designation shall include the proportion to be paid to each





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Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant. The payment of the remaining amount of a Participant's Deferred Compensation Account shall be in a lump sum or in installments in accordance with the Participant's election agreement. A Participant's Beneficiary designation may be changed at any time prior to the Participant's death by written notice signed by the Participant and received by the Corporation unless the Participant states on the designation form that such election is irrevocable. The Beneficiary designation on file with the Corporation at the time of the Participant's death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of all Beneficiaries to survive the Participant, the remaining amount of the Deferred Compensation Account shall be paid to the Participant's estate in a lump sum within ninety days after the appointment of an executor or administrator. The Committee may, in its sole discretion, accelerate the making of payment to a Beneficiary of the amount of a Deferred Compensation Account in the event of unforeseeable emergency as defined in Section 6 above. In the event of the death of a Beneficiary after payments to the Beneficiary have commenced, the remaining amount of the Deferred Compensation Account payable to such Beneficiary shall be paid to such Beneficiary's estate in a lump sum within ninety days after the appointment of an executor or administrator.

                                  ARTICLE III

                                 ADMINISTRATION
                                 --------------

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the amount in a Deferred Compensation Account, all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan,





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including any questions of construction.  The Corporation and the Committee may take such further action as the Corporation and the Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation and the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of
Section 503 of the Employee Retirement Income Security Act of 1974, as amended, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claims as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the "administrator" for the purpose of the Employee Retirement Income Security Act of 1974, as amended. Any action authorized under the Plan to be done by the Committee may be done by the Board of Directors or any other Board Committee authorized by the Board of Directors.

                                   ARTICLE IV

                           AMENDMENT AND TERMINATION
                           -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized Committee thereof; provided, however, that no such action shall adversely affect any Participant or Beneficiary with respect to the amount credited to a Deferred Compensation Account.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

         1. NON ALIENATION OF DEFERRED COMPENSATION ACCOUNT. No Participant or Beneficiary shall encumber or dispose of the right to receive any payment of the amount of a Deferred Compensation Account hereunder without the written consent of the Corporation. If a Participant or Beneficiary without the written consent of the





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Corporation attempts to assign, transfer, alienate, or encumber the right to receive the amount of a Deferred Compensation Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Committee, in its discretion, may hold or pay such amount or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's or Beneficiary's spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper. Any such application of the amount of a Deferred Compensation Account may be made without the intervention of a guardian. The receipt by the payee(s) of such payment(s) shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any Subsidiary, nor the Committee, nor any officer, member, employee, or agent thereof, shall have any responsibility for the proper application thereof.

         2. NOT AN EMPLOYMENT AGREEMENT. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         3. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         4. ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a Subsidiary or any officer or employee of the Corporation or a





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Subsidiary shall be liable for any act or action hereunder, whether of commission or omission.

         5. SEVERABILITY. The invalidity or unenforceability of any particular provisions of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         EXECUTED at Cleveland, Ohio as of the 14 day of Sept., 1994.


                          KEYCORP

                                /s/ Roger Noall
                           By:  _________________________
                                Roger Noall, Senior Executive Vice President and Chief Administrative Officer





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